Exhibit 10.1

HYATT HOTELS CORPORATION

2018 EXECUTIVE INCENTIVE PLAN

I.     PURPOSE

The purpose of the Hyatt Hotels Corporation 2018 Executive Incentive Plan (the “Plan”) is to enhance the ability of Hyatt Hotels Corporation (the “Company”) to attract and retain highly qualified individuals who will contribute to the, growth and profitability of the Company, and to motivate these individuals toward strong achievement and business results by aligning their pay with the short-term performance of the Company.

II.    EFFECTIVE DATE; TERM

A. The Plan will be effective as of January 1, 2018, subject to approval of the Plan by the Board of Directors of the Company (the “Board”). Once effective, the Plan shall remain in effect until such time as it shall be terminated by the Plan Administrator (as defined below). The Plan Administrator may terminate the Plan at any time; provided, however, that, except in the event of a Change in Control, the Plan Administrator may not terminate the Plan during any performance period without payment of a pro rata portion of any bonus based on the period of time elapsed during the performance period and based on satisfaction of pro rata Performance Goals for such period.

B. For this purpose, a “Change in Control” shall mean the date any Person or two or more Persons acting in concert (other than (i) any Pritzker Affiliate or (ii) any Pritzker Affiliate along with any other stockholder which, together with its Affiliates, owns more than 5% of the combined voting power or the Voting Stock as of June 30, 2009 (a “Non-Pritzker Affiliate Existing Shareholder”) so long as Pritzker Affiliates continue to own more Voting Stock than such Non-Pritzker Affiliate Existing Shareholder) shall have acquired “beneficial ownership,” directly or indirectly, of, or shall have acquired by contract or otherwise, Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Company. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Plan Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred and the date of the occurrence of such Change in Control and any incidental matters relating thereto. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, then such transaction or event triggering clause (a) or (b) with respect to such award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A. The Plan Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided, that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) shall be made consistent with such regulation. For purposes hereof the defined terms used in this definition shall have the following meanings:

“Affiliate ” means as to any Person any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. “Control” for these purposes shall mean the ability to influence, direct or otherwise significantly affect the major policies, activities or action of any person or entity, and the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Person” means an individual, a company, a partnership, a joint venture, a limited liability company or limited liability partnership, an association, a trust, estate or other fiduciary, any other legal entity, and any governmental authority.

“Pritzker Affiliate” means (i) all lineal descendants of Nicholas J. Pritzker, deceased, and all spouses and adopted children of such descendants; (ii) all trusts for the benefit of any person described in clause (i) and trustees of such trusts; (iii) all legal representatives of any person or trust described in clauses (i) or (ii); and (iv) all partnerships, corporations, limited liability companies or other entities controlling, controlled by or under common control with any person, trust or other entity described in clauses (i), (ii) or (iii). “Control” for these purposes shall mean the ability to influence, direct or otherwise significantly affect the major policies, activities or action of any person or entity, and the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Voting Stock” means each class of securities the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of the Company, even though the right so to vote has been suspended by the happening of such a contingency.

III.     ADMINISTRATION

A. Plan Administrator. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company or any subcommittee thereof that is appointed by the Compensation Committee to administer the Plan (in any case, the “Plan Administrator”).

B. Authority. The Plan Administrator shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the Plan.

C. Determinations. Any decision made, or action taken, by the Plan Administrator arising out of or in connection with the interpretation and/or administration of the Plan shall be final, conclusive and binding on all persons affected thereby. All powers of the Plan Administrator shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

IV.     ELIGIBILITY AND PARTICIPATION

Eligibility to participate in the Plan is limited to such executives or other employees of the Company and its subsidiaries and Affiliates whom the Plan Administrator from time to time determines shall be eligible to receive a bonus hereunder (each a “Participant”).

V.     PERFORMANCE CRITERIA

A. Performance Goals. A Participant may receive a bonus payment under the Plan with respect to any period(s) of employment or performance established by the Plan Administrator and based upon such objective and/or subjective performance criteria as the Plan Administrator may determine in its sole discretion, which may include (but is not limited to) one or more of the following criteria with respect to the Company, any of its subsidiaries, divisions, business units, segments or regions or any individual: (i) earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization), (ii) economic value-added (as determined by the Plan Administrator), (iii) sales or revenue, (iv) net income (either before or after taxes), (v) cash flow (including, but not limited to, operating cash flow and free cash flow), (vi) return on capital, (vii) return on invested capital, (viii) return on assets (ix) return on stockholders’ equity, (x) stockholder return, (xi) return on sales, (xii) gross or net profit, (xiii) costs, (xiv) funds from operations, (xv) expenses, (xvi) productivity, (xvii) employee engagement, (xviii) talent development, (xix) operating margin, (xx) operating efficiency, (xxi) customer satisfaction, (xxii) working capital, (xxiii) earnings per share, (xxiv) price per share of common stock, (xxv) market share, (xxvi) chain results, (xxvii) gross operating profit, (xxviii) capital development, (xxix) implementation or completion of critical projects, (xxx) branding, (xxxi) organizational or succession planning, (xxxii) management or licensing fee growth, (xxxiii) guest satisfaction top box scores, (xxxiv) Net Promoter Score, (xxxv) RevPAR (revenue per available room), (xxxvi) management fees, and (xxxvii) growth in hotels, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

B. Adjustments. Notwithstanding anything herein to the contrary, the Plan Administrator may, in its sole discretion, provide that one or more adjustments shall be made to one or more of the Performance Goals (including any individual component of any of the Performance Goals) to reflect any items that it deems appropriate, including (but not limited to), items relating to any unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

VI.    PAYMENT OF BONUSES

Payment of bonuses under the Plan shall be made on any date or dates determined by the Plan Administrator and shall be subject to such terms and conditions as may be determined by the Plan Administrator in its sole discretion. Unless otherwise determined by the Plan Administrator, a Participant must be an active employee of the Company or its subsidiaries or affiliates as of the last day of the applicable performance period to which the applicable bonus relates in order to be entitled to receive such bonus. Awards shall be paid as soon as practicable following the end of the performance period, but in no event shall payment be made later than two and one half months following the end of the later of the Participant’s or the Company’s taxable year which contains the last day of the performance period. The maximum bonus payable to a Participant under the Plan in respect of any single calendar year shall not exceed $5,000,000.

VII.    ADDITIONAL CONDITIONS

A. Additional Criteria. Once performance criteria are established under Section V, the Plan Administrator may with the consent of the Participant establish (and once established, rescind, waive or amend) additional conditions and terms of payment of awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it deems desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan.

B. Forfeiture and Claw-Back Provisions. Bonuses paid under the Plan shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, the Company’s Compensation Recovery Policy and any claw-back policy adopted to comply with the requirements of applicable law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations thereunder, to the extent set forth in such claw-back policy.

VIII.     PAYMENT OF AWARDS.

All awards shall be paid in (i) cash or (ii) with the consent of the Participant and the Plan Administrator, the equivalent value of common stock of the Company (“Common Stock”) based on the fair market value of the Common Stock on the date the bonus is awarded, as determined by the Plan Administrator. The Plan Administrator may impose vesting and other similar conditions upon any payment of awards made in Common Stock. Awards paid in Common Stock shall be paid under the Third Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, as amended from time to time, or any successor equity incentive plan thereto.

IX.     SPECIAL AWARDS AND OTHER PLANS

Nothing contained in the Plan shall prohibit the Company from granting awards or authorizing other compensation to any person under any other plan or authority or limit the authority of the Company to establish other special awards or incentive compensation plans providing for the payment of incentive compensation to employees (including those employees who are eligible to participate in the Plan).

X.    AMENDMENT OF THE PLAN

Except as otherwise provided in Section II.A hereof, the Plan Administrator shall have the right to amend the Plan from time to time or to repeal it entirely or to direct the discontinuance of awards either temporarily or permanently.

XII.     RIGHTS OF PLAN PARTICIPANTS

A. No Right to Continued Employment. Neither the Plan, nor the adoption or operation of the Plan, nor any documents describing or referring to the Plan (or any part hereof) shall confer upon any Participant any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause.

B. No Right to Company Assets. No individual to whom an award has been made or any other party shall have any interest in the cash or any other asset of the Company prior to such amount being paid.

C. Awards Not Transferrable. No right or interest of any Participant shall be assignable or transferable, or subject to any claims of any creditor or subject to any lien.

D. No Right to Continued Participation. In no event shall the Company be obligated to pay to any Participant an award for any period by reason of the Company’s payment of an award to such Participant in any other period, or by reason of the Company’s payment of an award to any other Participant or Participants in such period or in any other period. Nothing contained in this Plan shall confer upon any person any claim or right to any payments hereunder. Such payments shall be made at the sole discretion of the Plan Administrator.

XIII.    SECTION 409A

Awards under this Plan are intended to be exempt from or to comply with the requirements of Section 409A of the Code. Notwithstanding anything to the contrary in the Plan or any award, if and to the extent the Plan Administrator shall determine that the terms of any award may result in the failure of such award to be exempt from or comply with the requirements of Section 409A of the Code, or any applicable regulations or guidance promulgated by the Secretary of the Treasury in connection therewith, the Plan Administrator shall have authority to take such action to amend, modify, cancel or terminate the Plan or any award as it deems necessary or advisable, including without limitation:

1. amendment or modification of the Plan or any award to conform the Plan or such award to the requirements of Section 409A of the Code or any regulations or other guidance thereunder (including, without limitation, any amendment or modification of the terms of any award regarding vesting, exercise, or the timing or form of payment);

2. cancellation or termination of any unvested award, or portion thereof, without any payment to the Participant holding such award.

Any such amendment, modification, cancellation, or termination of the Plan or any award may adversely affect the rights of a Participant with respect to such award without the Participant’s consent.

XIV.     MISCELLANEOUS

A. Withholding. The Company shall deduct all federal, state and local taxes required by law or Company policy from any award paid hereunder.

B. Unfunded Plan. The Plan shall be unfunded and is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended. Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan. Any accounts under the Plan are for bookkeeping purposes only and do not represent a claim against the specific assets of the Company.

C. Severability. Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.

D. Governing Law. The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of Illinois (without regard to principles of conflicts of law).

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